EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-QSB of Effective Profitable Software, Inc. for the period  ending March 31, 2008, I, Donald Bratcher, Chief Financial Officer of Effective Profitable Software, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Quarterly Report of Form 10-QSB for the period ending March 31, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-QSB for the period ended March 31, 2008, fairly represents in all material respects, the financial condition and results of operations of Effective Profitable Software, Inc.

Date: May 14, 2008

By: /s/ Donald Bratcher
Donald Bratcher Chief Financial Officer